TheStreet Reports Second Quarter 2012 Results

Reduces Net Loss from Ongoing Operations by 51%

NEW YORK (August 2, 2012) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the second quarter of 2012.  The Company reported revenue of $12.5 million, a net loss of $1.9 million and Adjusted EBITDA(1) of $0.8 million for the quarter.

Revenue for the second quarter decreased 17% compared to the same period last year. Subscription Services (previously referred to as Premium Services) revenue was $8.8 million for the second quarter of 2012, a decrease of 12% compared to the prior year period.  Media (previously referred to as Marketing Services) revenue was $3.6 million for the second quarter of 2012, a decrease of 27% compared to the prior year period.

“During the quarter we made great progress on the expense side of the business.  By realizing more efficiencies and right-sizing our cost structure, we were able to decrease total operating expenses from ongoing operations by 20% year over year.  However, on the revenue side, the macro-environment continues to be challenging for our businesses, but I remain just as excited as when I joined about the assets we have to grow our business and create value for our shareholders,” said Elisabeth DeMarse, Chairman, President and Chief Executive Officer.

Selected Operating Results of Second Quarter 2012

•	Average monthly unique visitors to the Company’s network of sites, as measured internally, increased approximately 25% as compared to the prior year period.

•	Subscription Services bookings decreased 15% as compared to the prior year period.

•	The average number of paid subscriptions was 78,032 compared to an average of 93,125 in the second quarter of 2011.

•	Average monthly churn(2) was 3.9% compared to 3.6% in the second quarter of 2011 and 5.1% in the first quarter of 2012.

•	Average revenue per subscription increased 7% as compared to the prior year period.

•	TheStreet Business Desk service has been successfully implemented in approximately 310 of the approximately 400 newspapers under contract.

Operating expenses in the second quarter of 2012 were $14.5 million, a decrease of 14% as compared to the prior year period.  Excluding the restructuring charge of $1.3 million and the gain on disposition of assets of $0.2 million, operating expenses decreased 20% compared to the prior year period.

The Company’s net loss was $1.9 million in the second quarter of 2012 as compared to a net loss of $1.7 million in the second quarter of 2011.  Excluding the restructuring charge of $1.3 million and the gain on disposition of assets of $0.2 million, net loss from ongoing operations was $0.8 million, a decrease of 51% compared to the prior year period.  The Company reported diluted net loss per share attributable to common stockholders of $0.06 in the second quarter of 2012, as compared to $0.05 in the second quarter of 2011.

Adjusted EBITDA was $0.8 million in the second quarter of 2012, as compared to $0.7 million in the same period last year.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $69.0 million, a decrease of $2.0 million as compared to March 31, 2012. The Company paid a dividend of 2.5 cents per share during the quarter.

Additionally, the Company announced today that it will suspend the third quarter 2012 dividend.  On a quarterly basis, this will result in cash savings of approximately $0.9 million, improving the Company’s cash flow which will be used to support the Company’s growth initiatives.

Conference Call Information

TheStreet will discuss its financial results for the second quarter today at 4:30 p.m. ET.

To participate in the call, please dial 800-649-5127 (domestic) or 914-495-8549 (international).  The passcode for the call is 11386485.  This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately ninety calendar days.

 About TheStreet

TheStreet, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels. The Company's network of brands include: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, Chat on TheStreet, MainStreet and Rate-Watch. For more information on TheStreet's business, visit www.t.st. For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com via your web browser, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms.

(1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow."  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and other items affecting comparability.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  "Free cash flow" means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

 (2) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
Thomas Etergino
Executive Vice President, Chief Financial Officer
TheStreet, Inc.
212-321-5234
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2012	December 31,2011
Current Assets:
Cash and cash equivalents	$20,535,644	$44,865,191
Marketable securities	20,182,450	20,895,238
Accounts receivable, net of allowance for doubtful
accounts of $140,027 at June 30, 2012 and $158,870 at
December 31, 2011	4,732,132	6,225,424
Other receivables	824,280	356,219
Prepaid expenses and other current assets	1,791,938	1,421,955
Restricted cash	660,370	660,370
Total current assets	48,726,814	74,424,397

Property and equipment, net of accumulated depreciation
and amortization of $15,036,740 at June 30, 2012
and $13,466,365 at December 31, 2011	6,666,870	8,494,648
Marketable securities	26,644,072	7,894,365
Other assets	125,312	172,055
Goodwill	24,057,616	24,057,616
Other intangibles, net of accumulated amortization of $5,852,290
at June 30, 2012 and $5,529,730 at December 31, 2011	4,509,575	5,370,135
Restricted cash	1,000,000	1,000,000
Total assets	$111,730,259	$121,413,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,403,355	$2,305,589
Accrued expenses	5,489,694	7,970,802
Deferred revenue	18,306,929	17,625,666
Other current liabilities	537,723	509,214
Total current liabilities	26,737,701	28,411,271
Deferred tax liability	288,000	288,000
Other liabilities	3,922,943	4,569,497
Total liabilities	30,948,644	33,268,768

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at June 30, 2012 and December 31, 2011;
the aggregate liquidation preference totals $55,000,000 as of
June 30, 2012 and December 31, 2011	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 39,441,933 shares issued and 32,755,904
shares outstanding at June 30, 2012, and 38,461,595
shares issued and 32,131,188 shares outstanding at
December 31, 2011	394,419	384,616
Additional paid-in capital	269,809,193	270,230,246
Accumulated other comprehensive income	(293,820)	(394,600)
Treasury stock at cost; 6,686,029 shares at June 30, 2012
and 6,330,407 shares at December 31, 2011	(11,750,434)	(11,010,149)
Accumulated deficit	(177,377,798)	(171,065,720)
Total stockholders' equity	80,781,615	88,144,448

Total liabilities and stockholders' equity	$111,730,259	$121,413,216

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Net revenue:
Subscription services	$8,849,822	$10,074,931	$18,039,803	$19,684,432
Media	3,631,334	4,953,857	7,257,180	9,465,237
Total net revenue	12,481,156	15,028,788	25,296,983	29,149,669

Operating expense:
Cost of services	5,699,899	6,802,481	12,135,061	13,761,529
Sales and marketing	3,268,859	4,110,501	7,359,108	8,481,274
General and administrative	3,277,171	4,400,438	7,099,692	8,409,104
Depreciation and amortization	1,158,190	1,545,192	2,445,452	3,166,041
Restructuring and other charges	1,280,195	-	2,993,693	-
Gain on disposition of assets	(220,000)	-	(220,000)	-
Total operating expense	14,464,314	16,858,612	31,813,006	33,817,948
Operating loss	(1,983,158)	(1,829,824)	(6,516,023)	(4,668,279)
Net interest income	107,858	176,748	203,945	374,775
Loss from continuing operations before income taxes	(1,875,300)	(1,653,076)	(6,312,078)	(4,293,504)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(1,875,300)	(1,653,076)	(6,312,078)	(4,293,504)
Discontinued operations:
Loss from discontinued operations	-	(136)	-	(1,752)
Net loss	(1,875,300)	(1,653,212)	(6,312,078)	(4,295,256)
Preferred stock cash dividends	96,424	96,424	192,848	192,848
Net loss attributable to common stockholders	$(1,971,724)	$(1,749,636)	$(6,504,926)	$(4,488,104)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.06)	$(0.05)	$(0.19)	$(0.13)
Loss from discontinued operations	-	(0.00)	-	(0.00)
Net loss	(0.06)	(0.05)	(0.19)	(0.13)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$(0.06)	$(0.05)	$(0.20)	$(0.14)

Weighted average basic and diluted shares outstanding	32,752,651	31,923,813	32,547,596	31,902,326

Net loss	$(1,875,300)	$(1,653,212)	$(6,312,078)	$(4,295,256)
Net interest income	(107,858)	(176,748)	(203,945)	(374,775)
Depreciation and amortization	1,158,190	1,545,192	2,445,452	3,166,041
EBITDA	(824,968)	(284,768)	(4,070,571)	(1,503,990)
Gain on disposition of assets	(220,000)	-	(220,000)	-
Noncash compensation	533,896	708,848	1,066,804	1,429,963
Restructuring and other charges	1,280,195	-	2,993,693	-
Transaction related costs	73,860	315,395	75,329	335,395
Adjusted EBITDA	$842,983	$739,475	$(154,745)	$261,368

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(6,312,078)	$(4,295,256)
Loss from discontinued operations	-	1,752
Loss from continuing operations	(6,312,078)	(4,293,504)
Adjustments to reconcile loss from continuing operations
to net cash (used in) provided by operating activities:
Stock-based compensation expense	1,066,804	1,429,963
Provision for doubtful accounts	76,382	80,690
Depreciation and amortization	2,445,452	3,166,041
Restructuring and other charges	1,396,695	-
Deferred rent	(159,979)	671,474
Noncash barter activity	109,510	-
Gain on disposition of assets	(220,000)	-
Changes in operating assets and liabilities:
Accounts receivable	1,416,910	518,124
Other receivables	(468,061)	40,997
Prepaid expenses and other current assets	(715,217)	(218,065)
Other assets	32,961	15,000
Accounts payable	97,766	(466,223)
Accrued expenses	(2,534,003)	(2,183,027)
Deferred revenue	280,976	3,275,530
Other current liabilities	27,221	(16,172)
Net cash (used in) provided by continuing operations	(3,458,661)	2,020,828
Net cash used in discontinued operations	-	(3,577)
Net cash (used in) provided by operating activities	(3,458,661)	2,017,251

Cash Flows from Investing Activities:
Purchase of marketable securities	(41,151,130)	(16,466,052)
Sale and maturity of marketable securities	23,214,991	28,452,354
Capital expenditures	(714,193)	(1,012,748)
Proceeds from the disposition of assets	220,000
Sale of Promotions.com	-	265,000
Net cash (used in) provided by investing activities	(18,430,332)	11,238,554

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(1,642,421)	(1,729,303)
Cash dividends paid on preferred stock	(192,848)	(192,848)
Proceeds from the sale of common stock	135,000	-
Purchase of treasury stock	(740,285)	(321,533)
Net cash used in financing activities	(2,440,554)	(2,243,684)
Net (decrease) increase in cash and cash equivalents	(24,329,547)	11,012,121
Cash and cash equivalents, beginning of period	44,865,191	20,089,660
Cash and cash equivalents, end of period	$20,535,644	$31,101,781

Supplemental disclosures of cash flow information:

Cash payments made for interest	$-	$-
Cash payments made for income taxes	$-	$-

Net loss	$(6,312,078)	$(4,295,256)
Noncash expenditures	4,714,864	5,348,168
Changes in operating assets and liabilities	(1,861,447)	964,339
Capital expenditures	(714,193)	(1,012,748)
Free cash flow	$(4,172,854)	$1,004,503